UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2011

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Cytomedix, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877
(Address of Principal Executive Office) (Zip Code)

240-499-2680
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

           The registrant hereby incorporates by reference the disclosure made in Item 2.03 below.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 15, 2011, Cytomedix, Inc. (the “Company”) disclosed, among other things, execution of a certain JMJ Note in the aggregate amount of $1.3 million with an option of additional financing as previously disclosed.  On November 18, 2011, JMJ exercised its right, and executed a note in the amount of $500,000 (initial $100,000 funding expected to be received on or about November 28, 2011), on materially the same terms as the previously executed JMJ Note, which material terms and provisions, were disclosed in the July 15, 2011 8-K filing, which is incorporated by reference herein.  The description of material terms and provisions of the notes do not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such documents.

Item 3.02    Unregistered Sales of Equity Securities

           The registrant hereby incorporates by reference the disclosure made in Item 2.03 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Andrew S. Maslan
Andrew S. Maslan Chief Financial Officer

Date:  November 25, 2011